Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

SERENA Software, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-84467 and 333-62106) on Form S-8, (No. 333-112770) on Form S-3 and (No. 333-113405) on Form S-4 of SERENA Software, Inc. of our reports dated February 16, 2004, with respect to the consolidated balance sheets of SERENA Software, Inc. and subsidiaries as of January 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2004, and the related financial statement schedule, which reports appear in the January 31, 2004 annual report on Form 10-K of SERENA Software, Inc.

As discussed in note 1 to the consolidated financial statements, effective February 1, 2002, SERENA Software, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/    KPMG LLP

San Francisco, California

April 13, 2004